                              BRIDGE LOAN WARRANT

THIS SECURITY AND ANY SHARES ISSUED UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE APPLICABLE SECURITY HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                             AMERIGON INCORPORATED

                        WARRANT TO PURCHASE COMMON STOCK

          This Warrant (the "Warrant") represents and certifies that, for value received, Big Star Investments LLC, a Delaware limited liability company (the "Holder") is entitled to subscribe for and purchase up to 300,000 shares (subject to adjustment from time to time pursuant to the provisions of Section 5 hereof) of fully paid and nonassessable Class A Common Stock of Amerigon Incorporated, a California corporation (the "Company"), at the price specified in Section 2 hereof, as such price may be adjusted from time to time pursuant to
Section 5 hereof (the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth.

          As used herein, the term "Class A Common Stock" shall mean the Company's presently authorized Class A Common Stock, no par value, and any stock into or for which such Common Stock may hereafter be converted or exchanged.

     1.  Term of Warrant; Call Provisions.
         ---------------------------------

         (a) Term.  Subject to Section 1(b) hereof, the purchase right
             ----
represented by this Warrant is exercisable, in whole or in part, at any time during a period beginning on the date that the Securities Purchase Agreement dated March 29, 1999 among the Company, Westar Capital II, LLC, and Big Beaver Investments LLC (the "Purchase Agreement") is terminated pursuant to its terms and ending five years after such date, but shall terminate upon the Closing of the transactions contemplated by the Purchase Agreement.

         (b) Call Provisions.  In the event that the Company shall have been
             ---------------
required to pay a fee in excess of $600,000 pursuant to Section 6.3(b) of the Purchase Agreement, in accordance with the terms thereof, upon such payment and for a period of fifteen days following such payment, the Company shall have the right to redeem one half of the shares subject to this Warrant at an aggregate redemption price of $1,000. Upon such redemption, this Warrant will thereafter remain exercisable for 150,000 shares of Class A Common Stock at the purchase Warrant Price set forth in Section 2 hereof (subject to adjustment as provided herein).

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

     2.  Warrant Price.
         --------------

         The Warrant Price is $1.03 per share, subject to adjustment from time to time pursuant to the provisions of Section 5 hereof.

     3.  Method of Exercise or Conversion; Payment; Issuance of New Warrant.
         -------------------------------------------------------------------

         (a) Exercise.  Subject to Section 1 hereof, the  purchase right
             --------
represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the Company and by
          ---------
the payment to the Company, by cashier's check or wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as
of the close of   business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder within 15 business days thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the Holder within such 15 business day period.

         (b) Conversion.  Subject to Section 1 hereof, the Holder may convert
             ----------
this Warrant (the "Conversion Right"), in whole or in part, into the number of shares (less the number of shares which have been previously exercised or as to which the Conversion Right has been previously exercised) calculated pursuant to the following formula by surrendering this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the
                        ---------
Company specifying the number of shares the rights to purchase which the Holder desires to convert:

                                    Y (A - B)
                               X =  ---------
                                    A

     where:    X =     the number of shares of Class A Common Stock to be
                       issued to the Holder;

               Y = the number of shares of Class A Common Stock subject to this Warrant for which the Conversion Right is being exercised;

               A = the Market Price of the Common Stock (as defined below) as of the trading day immediately preceding the date of exercise of this Warrant; and

               B =     the Warrant Price

         For purposes hereof, the "Market Price of the Common Stock" shall be the closing price per share of the Class A Common Stock of the Company on the principal national securities exchange on which the Class A Common Stock of the Company is then listed or admitted to trading or, if not then listed or traded on any such exchange, on the NASDAQ National Market System, or if then not listed or traded on such system, the closing bid price per share on NASDAQ or other over-the-counter trading market. If at any time such quotations are not available, the market price of a share of Class A Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Class A Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the market price of a share of Class A Common Stock shall be deemed to be the value received by the holders of the Company's Class A Common Stock for each share of Class A Common Stock pursuant to the Company's acquisition.

          The Company agrees that the shares so converted shall be deemed issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. In the event of any conversion of this Warrant, certificates for the shares of stock so converted shall be delivered to the holder hereof within 15 business days thereafter and, unless this Warrant has been fully converted or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been converted, shall also be issued to the holder hereof within such 15-day period.

     4.   Stock Fully Paid; Reservation of Shares.
          ----------------------------------------

          All Class A Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all United States taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Class A Common Stock to provide for the exercise of the rights represented by this Warrant.

     5.   Adjustment of Purchase Price and Number of Shares.
          --------------------------------------------------

          (a) Additional Shares.  In the event that the Company shall issue
              -----------------
additional shares of Class A Common Stock, or other securities exchangeable for, exerciseable for, or convertible into additional shares of Class A Common Stock, for consideration per share less than the Warrant Price on the date of and immediately prior to any such issue, then and in such event, the per share Warrant Price shall be reduced concurrently with such issuance or sale, to a price equal to the consideration per share of such issuance; provided that the Warrant Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more. No adjustment in the Warrant Price shall be made on account of (i) the grant of options exercisable for, or sales of, Class A Common Stock pursuant to employee benefit plans previously approved by the Company's shareholders, (ii) the issuance of warrants to Spencer Trask Securities, Inc. in connection with the transaction contemplated by the Purchase Agreement (or the exercise of such warrants), or (iii) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships provided such issuances are for other than primarily equity financing purposes and provided that (i) any such issuance does not exceed 2% of the then outstanding Class A Common Stock of the Company (assuming full conversion and exercise of all convertible and exercisable securities) and (ii) the aggregate of all such issuances since the date of this Warrant do not exceed 5% of the then outstanding Class A Common Stock of the Company (assuming full conversion and exercise of all convertible and exercisable securities).

          (b) Stock Splits and Combinations.  If the Company at any time or from
              -----------------------------
time to time after the date this Warrant is issued effects a subdivision of the outstanding Class A Common Stock pursuant to a stock split or similar event, the Warrant Price shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the date this Warrant is issued combines the outstanding shares of Class A Common Stock into a smaller number of shares in a reverse stock split or similar event, the Warrant Price shall be proportionately increased. Upon the adjustment of the Warrant Price pursuant to the foregoing provisions, the number of shares of Class A Common Stock subject to the exercise of the Warrant shall be adjusted to the nearest full share by multiplying the shares subject to the Warrant by a fraction, the numerator of which is the Warrant Price immediately prior to such adjustment and the denominator of which is the Warrant Price immediately after such adjustment.
Any adjustment under this subsection (b) shall be effective at the close of business on the date the subdivision or combination becomes effective.

          (c) Certain Dividends and Distributions.  If the Company at any time
              -----------------------------------
or from time to time after the date this Warrant is issued makes, or fixes a record date for the determination of holders of Class A Common Stock entitled to receive a dividend or other distribution payable in additional shares of Class A Common Stock, then and in each such event the number of shares of Class A Common Stock subject to the Warrant shall be increased and the Warrant Price then in effect shall be decreased as of the date of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by:

              (i) multiplying the Warrant Price then in effect by a fraction
     (1) the numerator of which is the total number of shares of Class A Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Class A Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Class A Common Stock issuable in payment of such dividend or distribution; and

              (ii) multiplying the number of shares of Class A Common Stock subject to the Warrant by a fraction (1) the numerator of which is the total number of shares of Class A Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Class A Common Stock issuable in payment of such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Class A Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date.

          If, however, such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the number of shares of Class A Common Stock subject to the Warrant and the Warrant Price thereof shall be recomputed accordingly as of the close of business on such record date and thereafter shall be adjusted pursuant to this subsection
(c) as of the time of actual payment of such dividends or distributions.

          (d)  Other Adjustments. In the event the Company at any time or from
               -----------------
time to time after the date this Warrant is issued:

               (i) makes a dividend or other distribution payable in securities of the Company other than shares of Class A Common Stock, or

               (ii) changes any Class A Common Stock into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), or

               (iii) effects a capital reorganization of the Class A Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this
     Section 5) or merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person,

          then, in each such event, any and all new, substituted or additional securities to which Holder is or would be entitled by reason of its ownership of the shares underlying this Warrant shall be immediately subject to the Warrant and be included in the shares underlying this Warrant for all purposes hereunder. After each such event, the Warrant Price per share shall be proportionately adjusted so that the aggregate Warrant Price upon exercise of the Warrant shall remain the same as before such event.

     6.   Notice of Adjustments.
          ----------------------

          Whenever any Warrant Price shall be adjusted pursuant to Section 5 hereof, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price after giving effect to such adjustment and the number of shares then purchasable upon exercise of this Warrant, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant at the address specified in Section 9(c) hereof, or at such other address as may be provided to the Company in writing by the Holder of this Warrant.

     7.  Fractional Shares.
         ------------------

         No fractional shares of Class A Common Stock will be issued in conjunction with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefore on the basis of the Warrant Price then in effect.

     8.  Compliance with Securities Act.
         -------------------------------

         The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Class A Common Stock to be issued on exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant or any shares of Class A Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). This Warrant and all shares of Class A Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped and imprinted with a legend substantially in the following form:

               "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

     9.  Miscellaneous.
         --------------

         (a) No Rights as Shareholder.  The Holder of this Warrant shall not be
             -------------------------
entitled to vote or receive dividends or be deemed the Holder of Class A Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

         (b) Replacement.  On receipt of evidence reasonably satisfactory to
             ------------
the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at the Holder's expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

         (c) Notice.  Any notice given to either party under this Warrant shall
             -------
be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof in the U.S. mail if sent registered mail with postage prepaid, addressed to the Company at its principal executive offices and to the Holder at its address set forth in the Company's books and records or at such other address as the Holder may have provided to the Company in writing.

         (d) Governing Law.  This Warrant shall be governed and construed under
             -------------
the laws of the State of California.


                  [Remainder of page intentionally left blank]

This Warrant is executed as of this 29th day of March, 1999.

                                   AMERIGON INCORPORATED


                                   By: /s/ Lon E. Bell

                                   Name: Lon E. Bell

                                   Title: Chief Executive Officer

     EXHIBIT 1
     ---------

                               NOTICE OF EXERCISE
                               ------------------



TO:  AMERIGON INCORPORATED

     1.   Check Box that Applies:

          The undersigned hereby elects to purchase __________ shares of Class A Common Stock of AMERIGON INCORPORATED pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

          The undersigned hereby elects to convert the attached warrant into ________ shares of Class A Common Stock of AMERIGON INCORPORATED pursuant to the terms of the attached Warrant.

          2. Please issue a certificate or certificates representing said shares of Class A Common Stock in the name of the undersigned or in such other name as is specified below:


                     -------------------------------------
                                    (Name)

                     -------------------------------------


                     -------------------------------------
                                   (Address)

          3. The undersigned represents that the aforesaid shares of Class A Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.



                                        __________________________
                                        Signature